Exhibit 99.1
Press release

SHL files Form 15F to voluntarily terminate its SEC registration and reporting obligations

TEL AVIV & ZURICH & NEW YORK, February 2, 2026 - SHL Telemedicine Ltd. (SIX Swiss Exchange: SHLTN) ("SHL" or the "Company"), a leading provider and developer of advanced personal telemedicine solutions, announces that it is filing a Form 15F with the U.S. Securities and Exchange Commission (the “SEC”) today to voluntarily terminate the registration of its ordinary shares under Section 12(g) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and its reporting obligations under Sections 13(a) and 15(d) of the Exchange Act. The Company is publishing this notice in accordance with Rule 12h-6(h) under the Exchange Act.

The Company previously terminated the trading of its American Depositary Receipts (ADRs) on the Nasdaq Capital Market in March 2025 and terminated the ADR program itself in June 2025. The Company has decided to seek deregistration at this time to reduce administrative costs and management time associated with SEC reporting (cf. ad hoc press release of the Company dated March 11, 2025).

Upon filing the Form 15F, SHL’s reporting obligations under the Exchange Act, including the filing and submission of annual reports on Form 20-F and reports on Form 6-K, will be immediately suspended. The termination of the registration of the ordinary shares under the Exchange Act and of its reporting obligations thereunder is expected to become effective 90 days after the filing of the Form 15F if there are no objections from the SEC.

The Company’s Ordinary Shares will continue to be listed on the SIX Swiss Exchange, which constitutes the Company’s primary trading market. The Company remains current with its reporting requirements under the SIX Listing Rules and intends to publish information in English regarding the Company, including financial reports and press releases, on its website at www.shl-telemedicine.com, as required by Rule 12g3-2(b)(1)(iii) promulgated under the Exchange Act, in order to maintain the exemption provided by Rule 12g3-2(b) thereunder.

For further information, please contact:

Martina Müri, IRF, Phone: +41 43 244 81 41, mueri@irf-reputation.ch

About SHL Telemedicine:

SHL is engaged in developing and marketing personal telemedicine systems and the provision of medical call center services, with a focus on cardiovascular and related diseases, to end users and to the healthcare community. SHL offers its services and personal telemedicine devices to subscribers utilizing telephonic and Internet communication technology. SHL is listed on the SIX Swiss Exchange (SHLTN, ISIN: IL0010855885, Valor: 1128957). For more information, please visit our web site at www.shl-telemedicine.com.

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Forward Looking Statements:

This announcement contains "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, specifically Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, are forward-looking statements, including statements regarding our intent, belief or current expectations, such as statements in this press release regarding our intention to file Form 15F, terminate our reporting obligations with the SEC and publish certain Company information in English on our website. Readers are cautioned that forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from historical results or any future results expressed or implied by forward-looking statements. Factors that can cause actual results to differ from expectations and those contained in forward-looking statements include those risks described in Item 3.D. "Key Information—Risk Factors" contained in the Company’s Registration Statement on Form 20-F filed with the U.S. Securities Exchange Commission (the "SEC") on May 15, 2025 and in its subsequent filings and submissions with the SEC. You should not place undue reliance on these forward-looking statements. All written and oral forward-looking statements, attributable to the Company, or persons acting on its behalf, are qualified in their entirety by these cautionary statements. Unless required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements.